UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2007
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York  11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02  Regulation FD Disclosure.

Item 2.02    Results of Operations and Financial Condition

On September 6, 2007, Lakeland Industries, Inc. (the "Company") issued a press release announcing the Company's Q2 FY08 financial results for the reporting period ended July 31, 2007.  A copy of the Company's press release is being furnished as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. The following exhibit is being furnished herewith:
99.1 Press Release of Lakeland Industries, Inc., dated September 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: September 6, 2007

/s/ Christopher J. Ryan
Christopher J. Ryan
President & CEO

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by Lakeland Industries, Inc., dated September 6, 2007, titled “Lakeland Industries, Inc. Reports Q2 FY 2008 Net Income of $.77 million and $0.14 per share”.